Exhibit 99.1

NanoViricides Completes Licensing for VZV Field which Includes Shingles Drug Development

Shelton, Connecticut - November 4, 2019 -- NanoViricides, Inc. (NYSE Amer.: NNVC) (the "Company"), a global leader in nanomedicines against viruses, announced today that it has completed the process of licensing the VZV (shingles and chickenpox virus) field for drug development and commercialization from TheraCour Pharma, Inc. (“TheraCour”). The Company executed a license agreement for VZV with TheraCour Pharma, Inc. on November 3, 2019 (the “Agreement”).

Under this Agreement, NanoViricides has obtained a world-wide, exclusive, sub-licensable, license to use, promote, offer for sale, import, export, sell and distribute drugs that treat Varicella Zoster Virus infections, using TheraCour’s proprietary as well as patented technology and intellectual property. The discovery of ligands and polymer materials as well as formulations, the chemistry and chemical characterization, as well as process development and related work will be performed by TheraCour under the same compensation terms as prior agreements between the parties, with no duplication of costs allowed.

NanoViricides will not pay any upfront licensing fee under the Agreement. The Company will pay a first milestone payment to TheraCour upon the grant of approval of an Investigational New Drug application (IND), of 75,000 shares of the Company’s Series A Preferred Stock. A second milestone payment will be due upon completion of Phase I human clinical trials in the cash amount of $1.5 million. A third milestone payment will be payable to TheraCour upon completion of Phase II human clinical trials in the cash amount of $2.5 million, and a fourth milestone payment will be due upon completion of Phase III human clinical trials in the cash amount of $5 million. However, NanoViricides shall have no obligation to continue clinical trials beyond Phase I.

Upon commercialization, NanoViricides will pay royalties of 15% of Net Sales to TheraCour, as defined in the Agreement. The Agreement contemplates that the parties will enter into a separate Manufacturing and Supply Agreement for the commercial manufacture and supply of the drug products if and when NanoViricides intends to engage into commercialization of the drugs. The Agreement provides that the Manufacturing and Supply agreement would be on customary and reasonable terms, on a cost-plus basis, using a market rate based on then-current industry standards, and include customary backup manufacturing rights.

“We have been working diligently on completing this license agreement and have taken the time to document the licensing arrangement in a professional and deliberative process, considering the related party nature of this transaction,” said Mr. Stanley Glick, Chairman of the Audit Committee, adding, “We believe that this license agreement is fair to the shareholders of NanoViricides, Inc.”

To assist in the analysis of the terms of the Agreement, NanoViricides commissioned research reports on VZV drug market sizes for the VZV field from two different, independent, consulting agencies, namely, Nanotech Plus, LLC, and BioEnsemble LLC. Additionally, the Company obtained business analysis and valuation reports for potential licensing terms for a VZV shingles drug from BioEnsemble LLC, using multiple different market scenarios, that accounted for the introduction of the Shingrix® GSK vaccine for VZV. Dr. Carolyn Myers, Principal of Bioensemble LLC, has over 25 years of experience in licensing and negotiations, drug development and commercialization from Startups, small-, mid- and large- Pharma, having acted in very senior business development roles from both sides of the equation. NanoViricides was represented by McCarter & English, LLP while TheraCour was represented by DuaneMorris LLP.

The VZV drug development program evolved out of the herpes simplex virus (HSV) drug program when the Company discovered that the early drug candidates that were designed to work against HSV-1 and HSV-2 also worked against VZV in cell culture assays. The VZV program developed rapidly taking advantage of the 5-day quick assay for effectiveness in human skin organ culture model in Professor Jennifer Moffat’s lab at the Upstate Medical Center, SUNY Syracuse, NY. Simultaneously, the Company’s other collaborators were developing appropriate animal models for testing our dermal topical drug candidates for the treatment of HSV-1 and HSV-2 infections.

The Company is working on developing drugs against several indications in our HerpeCide™ program. The market size for our immediate target drugs in the HerpeCide™ program is variously estimated into billions to tens of billions of dollars. The Company believes that its dermal topical cream for the treatment of shingles rash will be its first drug heading into clinical trials. The Company believes that additional topical treatment candidates in the HerpeCide™ program, namely, HSV-1 "cold sores" treatment, and HSV-2 "genital ulcers" treatment are expected to follow the shingles candidate into IND-enabling development and then into human clinical trials.

The Company’s drug development business model was formed in May 2005 with a license to the patents and intellectual property held by TheraCour that enabled creation of drugs engineered specifically to combat viral diseases in humans. This exclusive license from TheraCour serves as a foundation for our intellectual property. The Company has a worldwide exclusive license to this technology for several drugs with specific targeting mechanisms for the treatment of a number of human viral diseases including HSV-1 and HSV-2, and now VZV as well.

About NanoViricides
NanoViricides, Inc. (www.nanoviricides.com) is a development stage company that is creating special purpose nanomaterials for antiviral therapy. The Company's novel nanoviricide® class of drug candidates are designed to specifically attack enveloped virus particles and to dismantle them. Our lead drug candidate is NV-HHV-101 with its first indication as dermal topical cream for the treatment of shingles rash. The Company is also developing drugs against a number of viral diseases including Oral and Genital Herpes, VZV (cause of shingles and chickenpox), viral diseases of the eye including EKC and Herpes Keratitis, H1N1 swine flu, H5N1 bird flu, seasonal Influenza, HIV, Hepatitis C, Rabies, Dengue fever, and Ebola virus, among others. The Company’s technology is based on broad, exclusive, sub-licensable, field licenses to drugs developed in these areas from TheraCour Pharma, Inc. This press release contains forward-looking statements that reflect the Company's current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by NanoViricides, Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities.  Although it is not possible to predict or identify all such factors, they may include the following: demonstration and proof of principle in preclinical trials that a nanoviricide is safe and effective; successful development of our product candidates; our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking; the successful commercialization of our product candidates; and market acceptance of our products.

FDA refers to US Food and Drug Administration.

Contact:
NanoViricides, Inc.
info@nanoviricides.com